The depositor has filed a registration statement (including prospectus) with the SEC for the offering to which this term sheet supplement relates.  Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering.  These documents may be obtained free of charge by visiting EDGAR on the SEC’s Internet website at www.sec.gov.  Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-323-5678.

All information in this Term Sheet, whether regarding assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus.

June 28, 2006

Preliminary Structural and Collateral Term Sheet

GSR Mortgage Loan Trust 2006-7F

GS Mortgage Securities Corp., Depositor

Mortgage Pass-Through Certificates, Series 2006-7F

Features of the Transaction

•     The offering consists of senior certificates that will be rated AAA by 2 of 3 rating agencies: Moody’s, S&P and Fitch.

•     The overall expected amount of credit support for the senior certificates is 4.25% +/- 0.50% for the Mortgage Loans in the form ofsubordination with a shifting interest structure and a five-year prepayment lockout.

•     Collateral consists primarily of conventional fixed rate 30 year mortgage loans secured by first liens on one-to-four family residential properties.

Time Table

Expected Settlement:                                   July 28, 2006

Cut-off Date:                                                July 1, 2006

First Distribution Date:                              August 25, 2006

Distribution Date:                                       25th or NBD of each month

Key Terms

Issuer: GSR Mortgage Loan Trust 2006-7F

Underwriter: Goldman, Sachs & Co.

Master Servicer: Wells Fargo Bank, N.A.

Trustee: U.S. Bank National Association

Securities Administrator: Wells Fargo Bank, N.A.

Type of Issuance: Public

Servicer Advancing: Yes, subject to recoverability

Compensating Interest: Yes, to the extent of one half of the applicable servicing fee for such Distribution Date

Legal Investment: The senior certificates are SMMEA eligible at settlement

Interest Accrual: Prior calendar month for fixed rate bonds and 25th to 24th for floating rate bonds

Clean Up Call: 1% of the Cut-off Date principal balance of the Loans

ERISA Eligible: Underwriter’s exemption may apply to senior certificates.

However, prospective purchasers should consult their own counsel

Tax Treatment: REMIC; senior certificates are regular interests

Structure: Senior/Subordinate; shifting interest structure with a five-year prepayment lockout to junior certificates

Expected Subordination: 4.25% +/- 0.50%

Expected Rating Agencies: 2 of 3: Moody’s, S&P and Fitch

Minimum Denomination: Senior certificates - $25,000

Preliminary Collateral Information 1, 2, 3	Track 1 – 5.00%	Track 2 – 6.00%	Track 3 – 6.25%	Track 4 – 6.50%	Track 5 – 7.50%	Total
Average Current Principal Balance of the Mortgage Loans in 000’s (+/- $50k):	$671	$645	$617	$624	$616	$623
Weighted Average Annual Mortgage Interest Rate (+/- 10 bps):	5.87%	6.23%	6.61%	6.76%	6.93%	6.65%
Weighted Average Remaining Term To Maturity (Months) (+/- 4 months):	356	358	359	359	359	359
Weighted Average Seasoning (Months) (+/- 4 months):	4	1	1	1	1	1
Weighted Average Current Loan-To-Value Ratio (+/- 5%):	71%	72%	73%	73%	74%	73%
Owner Occupied (+/- 5%):	100%	95%	91%	91%	92%	92%
Single Family and PUD (+/- 5%):	97%	93%	95%	93%	94%	94%
FICO (+/- 10):	735	745	745	745	740	745
California Concentration (+/- 5%):	37%	36%	36%	38%	33%	37%
IO Loan Percentage (+/- 5%):	11%	13%	33%	35%	40%	31%

1

The final collateral will be a subset of the mortgage loans used to determine the information under the Collateral Description.

2

Subject to change.

3

A certain number of Mortgage Loans in Collateral Tracks 1, 2, 3, 4 and 5 may be currently sub-serviced by Countrywide Home Loans, Inc., on behalf of Goldman Sachs and were purchased pursuant to the Goldman Sachs residential mortgage conduit program.

The issuer has filed a registration statement (including prospectus) with the SEC for the offering to which this term sheet relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

This term sheet supplement is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this term sheet, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar term sheet relating to these securities.

This term sheet is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

PAYRULES

To 4NAS, up to the NAS Priority Amount, until retired

To 4SNK, 4TT, 4DPO and 4BCK allocated as follows:

To 4SNK, at 575,000.00 per period

To 4TT, 4DPO, pro rata, while outstanding

To 4BCK, until retired

To 4NAS as described previously, but without regard to the NAS Priority Amount, until retired

Floater Defintion

4TT

Coupon = if 1MoLibor <= 7.4% then 7.7% else 0%

4DPO

Coupon = if 1MoLibor <= 7.4% then 0% else 41.7083%

NAS Priority Amount

The "NAS Priority Amount" for any Distribution Date is equal to the lesser of (i) the sum of (x) the product of the NAS Percentage for such date, the NAS Scheduled Principal Percentage for such date and the Scheduled Principal Amount for such date, (y) the product of the NAS Percentage for such date, the

NAS Prepayment Shift Percentage for such date and the Unscheduled Principal Amount and such date and (z) the product of the NAS Percentage for such date, the NAS Prepayment Shift Percentage for such date and the Liquidation Amount and such date and (ii) the aggregate Class Principal Balance of the Class 4NAS Certificates. Notwithstanding the foregoing, (i) on and after the Credit Support Depletion Date, the Class 4NAS Certificates shall be entitled to their prorata share of all scheduled and unscheduled payments of principal and (ii) on the date on which the aggregate Class Principal Balance of the Class 4SNK,4TT,4DPO,4BCK Certificates has been reduced to zero, the 4NAS Certificates shall be entitled to any remaining Senior Principal Distribution Amount allocable to the Class 4SNK,4TT,4DPO,4BCK Certificates and thereafter, the NAS Priority Amount will equal the Senior Principal Distribution Amount. The "NAS Percentage" for any Distribution Date will be equal to the percentage obtained by dividing (x) the sum of (a) the aggregate of the Base Class Principal Balance of Class NAS Certificates for such date and (b) 35% of the aggregate Original Balance of Class 4NAS Certiticates for such date divided by (y) the aggregate Class Principal Balance of Class 4NAS, 4SNK,4TT,4DPO, 4BCK Certificates immediately prior to such date.

NAS Schedule

1. For months 0-60 the NAS is locked out of all payments.

2. Starting in month 61 the NAS receives Priority Payment Fraction*(Scheduled Principal Payments) + Shift schedule *(Unscheduled Principal Payments)

NAS Shift Schedule is defined as follows:

Month <=	NAS Shift %	NAS Shift %
60	0	0
72	30	30
84	40	40
96	60	60
108	80	80
120	100	100

The depositor has filed a registration statement (including prospectus) with the SEC for the offering to which these materials relate. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.  These materials are not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in these materials, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar materials relating to these securities. These materials are not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

All information in this Term Sheet, whether regarding assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus.

June 28, 2006

Preliminary Structural and Collateral Term Sheet

GSR Mortgage Loan Trust 2006-7F

GS Mortgage Securities Corp., Depositor

Mortgage Pass-Through Certificates, Series 2006-7F

Features of the Transaction

•     The offering consists of senior certificates that will be rated AAA by 2 of 3 rating agencies: Moody’s, S&P and Fitch.

•     The overall expected amount of credit support for the senior certificates is 4.25% +/- 0.50% for the Mortgage Loans in the form of subordination with a shifting interest structure and a five-year prepayment lockout.

•     Collateral consists primarily of conventional fixed rate 30 year mortgage loans secured by first liens on one-to-four family residential properties.

Time Table

Expected Settlement:                                   July 28, 2006

Cut-off Date:                                                July 1, 2006

First Distribution Date:                              August 25, 2006

Distribution Date:                                       25th or NBD of each month

Key Terms

Issuer: GSR Mortgage Loan Trust 2006-7F

Underwriter: Goldman, Sachs & Co.

Master Servicer: Wells Fargo Bank, N.A.

Trustee: U.S. Bank National Association

Securities Administrator: Wells Fargo Bank, N.A.

Type of Issuance: Public

Servicer Advancing: Yes, subject to recoverability

Compensating Interest: Yes, to the extent of one half of the applicable servicing fee for such Distribution Date

Legal Investment: The senior certificates are SMMEA eligible at settlement

Interest Accrual: Prior calendar month for fixed rate bonds and 25th to 24th for floating rate bonds

Clean Up Call: 1% of the Cut-off Date principal balance of the Loans

ERISA Eligible: Underwriter’s exemption may apply to senior certificates.

However, prospective purchasers should consult their own counsel

Tax Treatment: REMIC; senior certificates are regular interests

Structure: Senior/Subordinate; shifting interest structure with a five-year prepayment lockout to junior certificates

Expected Subordination: 4.25% +/- 0.50%

Expected Rating Agencies: 2 of 3: Moody’s, S&P and Fitch

Minimum Denomination: Senior certificates - $25,000

Preliminary Collateral Information 1, 2, 3	Track 1 – 5.00%	Track 2 – 6.00%	Track 3 – 6.25%	Track 4 – 6.50%	Track 5 – 7.50%	Total
Average Current Principal Balance of the Mortgage Loans in 000’s (+/- $50k):	$671	$645	$617	$624	$616	$623
Weighted Average Annual Mortgage Interest Rate (+/- 10 bps):	5.87%	6.23%	6.61%	6.76%	6.93%	6.65%
Weighted Average Remaining Term To Maturity (Months) (+/- 4 months):	356	358	359	359	359	359
Weighted Average Seasoning (Months) (+/- 4 months):	4	1	1	1	1	1
Weighted Average Current Loan-To-Value Ratio (+/- 5%):	71%	72%	73%	73%	74%	73%
Owner Occupied (+/- 5%):	100%	95%	91%	91%	92%	92%
Single Family and PUD (+/- 5%):	97%	93%	95%	93%	94%	94%
FICO (+/- 10):	735	745	745	745	740	745
California Concentration (+/- 5%):	37%	36%	36%	38%	33%	37%
IO Loan Percentage (+/- 5%):	11%	13%	33%	35%	40%	31%

1

The final collateral will be a subset of the mortgage loans used to determine the information under the Collateral Description.

2

Subject to change.

3

A certain number of Mortgage Loans in Collateral Tracks 1, 2, 3, 4 and 5 may be currently sub-serviced by Countrywide Home Loans, Inc., on behalf of Goldman Sachs and were purchased pursuant to the Goldman Sachs residential mortgage conduit program.

The issuer has filed a registration statement (including prospectus) with the SEC for the offering to which this term sheet relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

This term sheet supplement is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this term sheet, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar term sheet relating to these securities.

This term sheet is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

PAYRULES

To 4NAS, up to the NAS Priority Amount, until retired

To 4SNK, 4TT, 4DPO and 4BCK allocated as follows:

To 4SNK, at 575,000.00 per period

To 4TT, 4DPO, pro rata, while outstanding

To 4BCK, until retired

To 4NAS as described previously, but without regard to the NAS Priority Amount, until retired

Floater Defintion

4TT

Coupon = if 1MoLibor <= 7.4% then 7.7% else 0%

4DPO

Coupon = if 1MoLibor <= 7.4% then 0% else 41.7083%

NAS Priority Amount

The "NAS Priority Amount" for any Distribution Date is equal to the lesser of (i) the sum of (x) the product of the NAS Percentage for such date, the NAS Scheduled Principal Percentage for such date and the Scheduled Principal Amount for such date, (y) the product of the NAS Percentage for such date, the NAS Prepayment Shift Percentage for such date and the Unscheduled Principal Amount and such date and (z) the product of the NAS Percentage for such date, the NAS Prepayment Shift Percentage for such date and the Liquidation Amount and such date and (ii) the aggregate Class Principal Balance of the Class 4NAS Certificates.  Notwithstanding the foregoing, (i) on and after the Credit Support Depletion Date, the Class 4NAS Certificates shall be entitled to their prorata share of all scheduled and unscheduled payments of principal and (ii) on the date on which the aggregate Class Principal Balance of the Class 4SNK,4TT,4DPO,4BCK Certificates has been reduced to zero, the 4NAS Certificates shall be entitled to any remaining Senior Principal Distribution Amount allocable to the Class 4SNK,4TT,4DPO,4BCK Certificates and thereafter, the NAS Priority Amount will equal the Senior Principal Distribution Amount. The "NAS Percentage" for any Distribution Date will be equal to the percentage obtained by dividing (x) the sum of (a) the aggregate of the Base Class Principal Balance of Class NAS Certificates for such date and (b) 35% of the aggregate Original Balance of Class 4NAS Certiticates for such date divided by (y) the aggregate Class Principal Balance of Class 4NAS, 4SNK,4TT,4DPO, 4BCK Certificates immediately prior to such date.

NAS Schedule

1. For months 0-60 the NAS is locked out of all payments.

2. Starting in month 61 the NAS receives Priority Payment Fraction*(Scheduled Principal Payments) + Shift schedule *(Unscheduled Principal Payments)

NAS Shift Schedule is defined as follows:

Month <=	NAS Shift %	NAS Shift %
60	0	0
72	30	30
84	40	40
96	60	60
108	80	80
120	100	100

The depositor has filed a registration statement (including prospectus) with the SEC for the offering to which these materials relate. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526. These materials are not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in these materials, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar materials relating to these securities. These materials are not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

All information in this Term Sheet, whether regarding assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus.

June 28, 2006

Preliminary Structural and Collateral Term Sheet

GSR Mortgage Loan Trust 2006-7F

GS Mortgage Securities Corp., Depositor

Mortgage Pass-Through Certificates, Series 2006-7F

Features of the Transaction

•     The offering consists of senior certificates that will be rated AAA by 2 of 3 rating agencies: Moody’s, S&P and Fitch.

•     The overall expected amount of credit support for the senior certificates is 4.25% +/- 0.50% for the Mortgage Loans in the form of subordination with a shifting interest structure and a five-year prepayment lockout.

•     Collateral consists primarily of conventional fixed rate 30 year mortgage loans secured by first liens on one-to-four family residential properties.

Time Table

Expected Settlement:                                   July 28, 2006

Cut-off Date:                                                July 1, 2006

First Distribution Date:                              August 25, 2006

Distribution Date:                                       25th or NBD of each month

Key Terms

Issuer: GSR Mortgage Loan Trust 2006-7F

Underwriter: Goldman, Sachs & Co.

Master Servicer: Wells Fargo Bank, N.A.

Trustee: U.S. Bank National Association

Securities Administrator: Wells Fargo Bank, N.A.

Type of Issuance: Public

Servicer Advancing: Yes, subject to recoverability

Compensating Interest: Yes, to the extent of one half of the applicable servicing fee for such Distribution Date

Legal Investment: The senior certificates are SMMEA eligible at settlement

Interest Accrual: Prior calendar month for fixed rate bonds and 25th to 24th for floating rate bonds

Clean Up Call: 1% of the Cut-off Date principal balance of the Loans

ERISA Eligible: Underwriter’s exemption may apply to senior certificates.

However, prospective purchasers should consult their own counsel

Tax Treatment: REMIC; senior certificates are regular interests

Structure: Senior/Subordinate; shifting interest structure with a five-year prepayment lockout to junior certificates

Expected Subordination: 4.25% +/- 0.50%

Expected Rating Agencies: 2 of 3: Moody’s, S&P and Fitch

Minimum Denomination: Senior certificates - $25,000

Preliminary Collateral Information 1, 2, 3	Track 1 – 5.00%	Track 2 – 6.00%	Track 3 – 6.25%	Track 4 – 6.50%	Track 5 – 7.50%	Total
Average Current Principal Balance of the Mortgage Loans in 000’s (+/- $50k):	$671	$645	$617	$624	$616	$623
Weighted Average Annual Mortgage Interest Rate (+/- 10 bps):	5.87%	6.23%	6.61%	6.76%	6.93%	6.65%
Weighted Average Remaining Term To Maturity (Months) (+/- 4 months):	356	358	359	359	359	359
Weighted Average Seasoning (Months) (+/- 4 months):	4	1	1	1	1	1
Weighted Average Current Loan-To-Value Ratio (+/- 5%):	71%	72%	73%	73%	74%	73%
Owner Occupied (+/- 5%):	100%	95%	91%	91%	92%	92%
Single Family and PUD (+/- 5%):	97%	93%	95%	93%	94%	94%
FICO (+/- 10):	735	745	745	745	740	745
California Concentration (+/- 5%):	37%	36%	36%	38%	33%	37%
IO Loan Percentage (+/- 5%):	11%	13%	33%	35%	40%	31%

1

The final collateral will be a subset of the mortgage loans used to determine the information under the Collateral Description.

2

Subject to change.

3

A certain number of Mortgage Loans in Collateral Tracks 1, 2, 3, 4 and 5 may be currently sub-serviced by Countrywide Home Loans, Inc., on behalf of Goldman Sachs and were purchased pursuant to the Goldman Sachs residential mortgage conduit program.

The issuer has filed a registration statement (including prospectus) with the SEC for the offering to which this term sheet relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

This term sheet supplement is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this term sheet, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar term sheet relating to these securities.

This term sheet is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

All information in this Term Sheet, whether regarding assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus.

July 3, 2006

Preliminary Structural and Collateral Term Sheet

GSR Mortgage Loan Trust 2006-7F

GS Mortgage Securities Corp., Depositor

Mortgage Pass-Through Certificates, Series 2006-7F

Features of the Transaction

•     The offering consists of senior certificates that will be rated AAA by 2 of 3 rating agencies: Moody’s, S&P and Fitch.

•     The overall expected amount of credit support for the senior certificates is 4.25% +/- 0.50% for the Mortgage Loans in the form of subordination with a shifting interest structure and a five-year prepayment lockout.

•     Collateral consists primarily of conventional fixed rate 30 year mortgage loans secured by first liens on one-to-four family residential properties.

Time Table

Expected Settlement:                                   July 28, 2006

Cut-off Date:                                                July 1, 2006

First Distribution Date:                              August 25, 2006

Distribution Date:                                       25th or NBD of each month

Key Terms

Issuer: GSR Mortgage Loan Trust 2006-7F

Underwriter: Goldman, Sachs & Co.

Master Servicer: Wells Fargo Bank, N.A.

Trustee: U.S. Bank National Association

Securities Administrator: Wells Fargo Bank, N.A.

Type of Issuance: Public

Servicer Advancing: Yes, subject to recoverability

Compensating Interest: Yes, to the extent of one half of the applicable servicing fee for such Distribution Date

Legal Investment: The senior certificates are SMMEA eligible at settlement

Interest Accrual: Prior calendar month for fixed rate bonds and 25th to 24th for floating rate bonds

Clean Up Call: 1% of the Cut-off Date principal balance of the Loans

ERISA Eligible: Underwriter’s exemption may apply to senior certificates.

However, prospective purchasers should consult their own counsel

Tax Treatment: REMIC; senior certificates are regular interests

Structure: Senior/Subordinate; shifting interest structure with a five-year prepayment lockout to junior certificates

Expected Subordination: 4.25% +/- 0.50%

Expected Rating Agencies: 2 of 3: Moody’s, S&P and Fitch

Minimum Denomination: Senior certificates - $25,000

Preliminary Collateral Information 1, 2, 3	Track 1 – 5.00%	Track 2 – 6.00%	Track 3 – 6.25%	Track 4 – 6.50%	Track 5 – 7.50%	Total
Average Current Principal Balance of the Mortgage Loans in 000’s (+/- $50k):	$657	$639	$615	$619	$613	$620
Weighted Average Annual Mortgage Interest Rate (+/- 10 bps):	5.89%	6.29%	6.61%	6.76%	6.93%	6.65%
Weighted Average Remaining Term To Maturity (Months) (+/- 4 months):	356	358	359	359	359	359
Weighted Average Seasoning (Months) (+/- 4 months):	3	1	1	1	1	1
Weighted Average Current Loan-To-Value Ratio (+/- 5%):	72%	72%	73%	74%	74%	73%
Owner Occupied (+/- 5%):	100%	96%	92%	92%	92%	93%
Single Family and PUD (+/- 5%):	96%	92%	96%	93%	94%	94%
FICO (+/- 10):	735	745	745	740	740	745
California Concentration (+/- 5%):	37%	36%	39%	40%	34%	38%
IO Loan Percentage (+/- 5%):	7%	13%	35%	36%	42%	32%

1

The final collateral will be a subset of the mortgage loans used to determine the information under the Collateral Description.

2

Subject to change.

3

A certain number of Mortgage Loans in Collateral Tracks 1, 2, 3, 4 and 5 may be currently sub-serviced by Countrywide Home Loans, Inc., on behalf of Goldman Sachs and were purchased pursuant to the Goldman Sachs residential mortgage conduit program.

The issuer has filed a registration statement (including prospectus) with the SEC for the offering to which this term sheet relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

This term sheet supplement is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this term sheet, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar term sheet relating to these securities.

This term sheet is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Disclaimer:

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Goldman, Sachs & Co.

Stats As of Date: 20060601
AverageSchedBal: $616,562.49
GWAC: 6.6130
NetWAC: 6.4130
FICO: 745
OLTV: 72.97
CLTV: 72.90
WALA: 0.300
OrigTerm: 360.000

Originator	Percent
COUNTRYWIDE	100.000
Total:	100.000

Current Rate	Percent
6.250 - 6.499	1.393
6.500 - 6.749	79.886
6.750 - 6.999	15.591
7.000 - 7.249	3.130
Total:	100.000
min: 6.250
max: 7.000
wa: 6.613

IO flag	Percent
N	67.158
Y	32.842
Total:	100.000

Original Balance	Percent
400,000.01 - 450,000.00	5.929
450,000.01 - 500,000.00	19.107
500,000.01 - 550,000.00	12.690
550,000.01 - 600,000.00	14.328
600,000.01 - 750,000.00	22.343
750,000.01 - 850,000.00	6.876
850,000.01 - 950,000.00	5.813
950,000.01 - 1,000,000.00	5.161
1,000,000.01 - 1,250,000.00	1.076
1,250,000.01 - 1,500,000.00	3.910
1,500,000.01 - 1,750,000.00	1.010
1,750,000.01 - 2,000,000.00	1.757
Total:	100.000
min: 417,100.00
max: 2,000,000.00
avg: 617,350.36

Principal Balance	Percent
275,000.01 - 350,000.00	0.080
400,000.01 - 450,000.00	5.929
450,000.01 - 500,000.00	19.107
500,000.01 - 550,000.00	12.610
550,000.01 - 600,000.00	14.328
600,000.01 - 750,000.00	22.343
750,000.01 - 850,000.00	6.876
850,000.01 - 950,000.00	5.813
950,000.01 - 1,000,000.00	5.161
1,000,000.01 - 1,250,000.00	1.506
1,250,000.01 - 1,500,000.00	3.480
1,500,000.01 - 1,750,000.00	1.010
1,750,000.01 - 2,000,000.00	1.757
Total:	100.000
min: 315,355.32
max: 2,000,000.00
avg: 616,562.49

Silent	Percent
N Y	70.582 29.418
Total:	100.000

States	Percent
CA	36.413
FL	5.994
VA	5.221
MD	5.204
NY	5.115
NJ	4.386
TX	3.766
WA	3.674
AZ	3.551
GA	2.341
NC	2.013
NV	1.928
Other	20.396
Total:	100.000

Original LTV	Percent
0.001 - 50.000	4.646
50.001 - 60.000	9.308
60.001 - 70.000	13.248
70.001 - 75.000	12.174
75.001 - 80.000	59.518
80.001 - 85.000	0.289
85.001 - 90.000	0.632
90.001 - 95.000	0.185
Total:	100.000
min: 18.727
max: 95.000
wa: 72.970

Curr LTV	Percent
0.001 - 50.000	4.726
50.001 - 60.000	9.308
60.001 - 70.000	13.679
70.001 - 75.000	11.744
75.001 - 80.000	59.438
80.001 - 85.000	0.289
85.001 - 90.000	0.632
90.001 - 95.000	0.185
Total:	100.000
min: 18.727
max: 95.000
wa: 72.896

Combined LTV	Percent
0.001 - 50.000	3.734
50.001 - 60.000	7.762
60.001 - 70.000	12.195
70.001 - 75.000	10.368
75.001 - 80.000	41.642
80.001 - 85.000	1.920
85.001 - 90.000	17.697
90.001 - 95.000	3.944
95.001 - 100.000	0.736
Total:	100.000
min: 18.730
max: 100.000
wa: 76.451

FICO	Percent
650 - 699	11.015
700 - 749	38.462
750 - 799	45.772
800 - 839	4.751
Total:	100.000
nzmin: 661
Max: 816
nzwa: 745

Property Type	Percent
2 FAMILY	0.896
CONDO	3.480
COOP	0.366
PUD	30.320
SINGLE FAMILY	64.938
Total:	100.000

Occupancy Code	Percent
OWNER OCCUPIED SECOND HOME	91.286 8.714
Total:	100.000

Purpose	Percent
CASHOUT REFI PURCHASE RATE/TERM REFI	23.603 61.859 14.538
Total:	100.000

Documentation Type	Percent
FULL/ALT DOC	41.044
STATED INCOME-STATED ASSETS
VVOE	58.623
Total:	100.000

DTI	Percent
<= 0	0.205
1 - 10	0.678
11 - 20	4.553
21 - 30	13.106
31 - 40	34.324
41 - 45	17.961
46 - 50	16.414
51 - 55	12.391
56 - 60	0.368
Total:	100.000
* Zero DTI values indicate non-stated income

DISCLAIMER IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision(including, among other things, the possibility that one or more classes of s be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in th If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. STATEMENT REGARDING THIS FREE WRITING PROSPECTUS. The Depositor has filed a registration statement the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website atwww.sec.gov. Alternatively, the De Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526. .IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE EMAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLA OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM. This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may n any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We an affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding th and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, , subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Disclaimer:

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Goldman, Sachs & Co.

Stats As of Date: 20060601
AverageSchedBal: $623,654.01
GWAC: 6.7627
NetWAC: 6.5607
FICO: 744
OLTV: 73.30
CLTV: 73.29
WALA: 0.226
OrigTerm: 359.904

Originator	Percent
COUNTRYWIDE	100.000
Total:	100.000

Current Rate	Percent
6.250 - 6.499	8.189
6.500 - 6.749	14.496
6.750 - 6.999	65.348
7.000 - 7.249	9.309
7.250 - 7.499	2.150
7.500 - 7.749	0.507
Total:	100.000
min: 6.250
max: 7.500
wa: 6.763

IO flag	Percent
N	65.516
Y	34.484
Total:	100.000

Original Balance	Percent
400,000.01 - 450,000.00	8.643
450,000.01 - 500,000.00	16.602
500,000.01 - 550,000.00	13.739
550,000.01 - 600,000.00	10.230
600,000.01 - 750,000.00	23.647
750,000.01 - 850,000.00	6.951
850,000.01 - 950,000.00	6.530
950,000.01 - 1,000,000.00	6.426
1,000,000.01 - 1,250,000.00	1.928
1,250,000.01 - 1,500,000.00	1.807
1,500,000.01 - 1,750,000.00	0.437
1,750,000.01 - 2,000,000.00	0.883
2,000,000.01 - 2,250,000.00	1.455
2,250,000.01 >=	0.725
Total:	100.000
min: 420,000.00
max: 3,000,000.00
avg: 624,223.29

Principal Balance 150,000.01 - 200,000.00	Percent 0.012
400,000.01 - 450,000.00	8.643
450,000.01 - 500,000.00	16.602
500,000.01 - 550,000.00	13.739
550,000.01 - 600,000.00	10.218
600,000.01 - 750,000.00	23.647
750,000.01 - 850,000.00	6.951
850,000.01 - 950,000.00	6.530
950,000.01 - 1,000,000.00	6.426
1,000,000.01 - 1,250,000.00	1.928
1,250,000.01 - 1,500,000.00	1.807
1,500,000.01 - 1,750,000.00	0.437
1,750,000.01 - 2,000,000.00	0.883
2,000,000.01 - 2,250,000.00	1.455
2,250,000.01 >=	0.725
Total:	100.000
min: 196,606.64
max: 3,000,000.00
avg: 623,654.01

Silent N	Percent 66.747
Y	33.253
Total:	100.000

States	Percent
CA	38.041
NY	6.757
FL	6.374
VA	5.314
MA	4.353
NJ	4.297
IL	3.256
NV	3.134
MD	3.002
CO	2.241
AZ	2.006
UT	1.906
Other	19.319
Total:	100.000

Top 10 Zipcodes	Percent
02332	0.725
90049	0.670
33437	0.592
02539	0.558
92882	0.542
92253	0.537
01773	0.478
11577	0.470
89015	0.460
84020	0.456
Other	94.513
Total:	100.000

Original LTV	Percent
0.001 - 50.000	5.017
50.001 - 60.000	8.125
60.001 - 70.000	15.625
70.001 - 75.000	12.509
75.001 - 80.000	56.132
80.001 - 85.000	0.646
85.001 - 90.000	1.309
90.001 - 95.000	0.637
Total:	100.000
min: 18.987
max: 95.000
wa: 73.302

Curr LTV	Percent
0.001 - 50.000	5.029
50.001 - 60.000	8.125
60.001 - 70.000	15.625
70.001 - 75.000	12.497
75.001 - 80.000	56.132
80.001 - 85.000	0.646
85.001 - 90.000	1.309
90.001 - 95.000	0.637
Total:	100.000
min: 18.987
max: 95.000
wa: 73.290

Combined LTV	Percent
0.001 - 50.000	4.485
50.001 - 60.000	6.442
60.001 - 70.000	13.370
70.001 - 75.000	9.750
75.001 - 80.000	35.359
80.001 - 85.000	4.241
85.001 - 90.000	20.725
90.001 - 95.000	3.977
95.001 - 100.000	1.652
Total:	100.000
min: 18.990
max: 100.000
wa: 77.245

FICO	Percent
650 - 699	12.359
700 - 749	42.228
750 - 799	39.663
800 - 839	5.751
Total:	100.000
nzmin: 660
max: 820
nzwa: 744

Property Type 2 FAMILY	Percent 1.010
CONDO	6.168
PUD	28.303
SINGLE FAMILY Total:	64.518 100.000

Occupancy Code	Percent
OWNER OCCUPIED	91.321
SECOND HOME	8.679
Total:	100.000

Purpose	Percent
CASHOUT REFI	26.176
PURCHASE	58.015
RATE/TERM REFI	15.809
Total:	100.000

Documentation Type	Percent
FULL?ALT DOC	38.365
VVOE	61.635
Total:	100.000

DTI	Percent
<= 0	0.412
1 - 10	0.829
11 - 20	4.422
21 - 30	12.824
31 - 40	32.476
41 - 45	21.743
46 - 50	16.388
51 - 55	10.474
56 - 60	0.432
Total:	100.000
* Zero DTI values indicate non-stated income

DISCLAIMER IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision(including, among other things, the possibility that one or more classes of s be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in th If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. STATEMENT REGARDING THIS FREE WRITING PROSPECTUS. The Depositor has filed a registration statement the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website atwww.sec.gov. Alternatively, the De Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526. .IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE EMAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLA OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM. This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may n any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We an affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding th and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, , subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Disclaimer:

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Bond Name

Product
Pool Amount	$240,557,699
Settle
GWAC:	6.613%
Net WAC	6.413%
WAM/WALA	0.308
WA LTV	72.93%
Max LTV (with MI) / Max LTV (no MI)	95%/NA
Average FICO	745
Minimum FICO	661
Average Loan Size	$615,353
%Single-family/PUD/DPUD/Condo etc. properties	95.89%
Purchase Loans	63.25%
% LTV > 80%	0.80%
% B & C Loans
% Manufactured Housing	0.00%
% Prepayment Penalty	3.05%
% Second Lien	0.00%
% Fixed Rate Mortgage	100.00%
% ARM	0.00%
% Neg Am	0.00%

Documentation
%Full	39.54%
%Alt	0.00%
%Limited/Reduced	0.00%
%Stated Doc	60.46%
%No Income / No Assets	0.00%

Top 5 State Concentration
CA	38.79%
FL	5.98%
MD	5.01%
NY	4.44%
NJ	4.43%

Master Servicer (Name / % Pool)	Wells Fargo/ 100%
Initial/Current Subordination (AAA)
Name Rating Agencies -- MDY/S&P/Fitch

Cash-Out Refi Loans
% of Pool	22.54%
WA FICO	727
Min FICO	661
WA LTV	69.07%
Max LTV	87.92%
IO Loans
% of Pool	34.73%
WA FICO	741
Min FICO	661
WA LTV	73.62%
Max LTV	95.00%
Stated (% of Total Pool)	63.32%
NINA (% of Total Pool)	0.00%
Investor Properties
% of Pool	0.00%
WA FICO	0
Min FICO	0
WA LTV	0.00%
Max LTV	0.00%
LTV 75.01% - 80%
% of Pool	0.80%
WA LTV	79.55%
WA FICO	745
Min FICO	661
FICO below 660
% of Pool	0.00%
WA FICO	0
WA LTV	0.00%
Max LTV	0.00%
Stated (% of Total Pool)	0.00%
NINA (% of Total Pool)	0.00%
FICO below 625
% of Pool	0.00%
WA FICO	0
WA LTV	0.00%
Max LTV	0.00%
Stated (% of Total Pool)	0.00%
NINA (% of Total Pool)	0.00%
>= $1MM:
% of Pool	7.47%
WA FICO	750
Min FICO	704
WA LTV	66.29%
Max LTV	80.00%
Stated (% of Total Pool)	14.29%
NINA (% of Total Pool)	0.00%
LTV > 80% and no MI
% of Pool	0.00%
WA FICO	0
Min FICO	0
WA LTV	0.00%
Max LTV	0.00%
Stated (% of Total Pool)	0.00%
NINA (% of Total Pool)	0.00%
Stated
% of Pool	60.46%
WA FICO	752
Min FICO	700
WA LTV	72.20%
Max LTV	80.00%
NINA
% of Pool	0.00%
WA FICO	0
Min FICO	0
WA LTV	0.00%
Max LTV	0.00%
California Loans
% of Pool	38.79%
WA FICO	747
Min FICO	661
WA LTV	70.47%
Max LTV	80.00%
% Investor Properties	0.00%
Stated (% of Total Pool)	67.13%
NINA (% of Total Pool)	0.00%

This presentation is based on information that is believed to be reliable and has been prepared for information purposes only. No representation is made that it is accurate or complete. This presentation is not an offer to sell, or a solicitation of an offer to buy, any security or instrument or to participate in any particular trading strategy.  Investors must rely upon their own examination of the terms of an investment and upon their own representatives and professional advisors, including legal counsel and accountants, as to the accounting, tax treatment, suitability for such investor, and the legal and other aspects of the investment described herein. Institutional Credit Partners LLC or its affiliates may have positions in, or may effect transactions in securities and instruments of, issuers mentioned herein and may also provide significant advice or investment services, including investment banking, to the issuers of such securities and instruments.

All information in this Term Sheet, whether regarding assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus.

July 3, 2006

Preliminary Structural and Collateral Term Sheet

GSR Mortgage Loan Trust 2006-7F

GS Mortgage Securities Corp., Depositor

Mortgage Pass-Through Certificates, Series 2006-7F

Features of the Transaction

•     The offering consists of senior certificates that will be rated AAA by 2 of 3 rating agencies: Moody’s, S&P and Fitch.

•     The overall expected amount of credit support for the senior certificates is 4.25% +/- 0.50% for the Mortgage Loans in the form of subordination with a shifting interest structure and a five-year prepayment lockout.

•     Collateral consists primarily of conventional fixed rate 30 year mortgage loans secured by first liens on one-to-four family residential properties.

Time Table

Expected Settlement:                                   July 28, 2006

Cut-off Date:                                                July 1, 2006

First Distribution Date:                              August 25, 2006

Distribution Date:                                       25th or NBD of each month

Key Terms

Issuer: GSR Mortgage Loan Trust 2006-7F

Underwriter: Goldman, Sachs & Co.

Master Servicer: Wells Fargo Bank, N.A.

Trustee: U.S. Bank National Association

Securities Administrator: Wells Fargo Bank, N.A.

Type of Issuance: Public

Servicer Advancing: Yes, subject to recoverability

Compensating Interest: Yes, to the extent of one half of the applicable servicing fee for such Distribution Date

Legal Investment: The senior certificates are SMMEA eligible at settlement

Interest Accrual: Prior calendar month for fixed rate bonds and 25th to 24th for floating rate bonds

Clean Up Call: 1% of the Cut-off Date principal balance of the Loans

ERISA Eligible: Underwriter’s exemption may apply to senior certificates.

However, prospective purchasers should consult their own counsel

Tax Treatment: REMIC; senior certificates are regular interests

Structure: Senior/Subordinate; shifting interest structure with a five-year prepayment lockout to junior certificates

Expected Subordination: 4.25% +/- 0.50%

Expected Rating Agencies: 2 of 3: Moody’s, S&P and Fitch

Minimum Denomination: Senior certificates - $25,000

Preliminary Collateral Information 1, 2, 3	Track 1 – 5.00%	Track 2 – 6.00%	Track 3 – 6.25%	Track 4 – 6.50%	Track 5 – 7.50%	Total
Average Current Principal Balance of the Mortgage Loans in 000’s (+/- $50k):	$657	$639	$615	$619	$613	$620
Weighted Average Annual Mortgage Interest Rate (+/- 10 bps):	5.89%	6.29%	6.61%	6.76%	6.93%	6.65%
Weighted Average Remaining Term To Maturity (Months) (+/- 4 months):	356	358	359	359	359	359
Weighted Average Seasoning (Months) (+/- 4 months):	3	1	1	1	1	1
Weighted Average Current Loan-To-Value Ratio (+/- 5%):	72%	72%	73%	74%	74%	73%
Owner Occupied (+/- 5%):	100%	96%	92%	92%	92%	93%
Single Family and PUD (+/- 5%):	96%	92%	96%	93%	94%	94%
FICO (+/- 10):	735	745	745	740	740	745
California Concentration (+/- 5%):	37%	36%	39%	40%	34%	38%
IO Loan Percentage (+/- 5%):	7%	13%	35%	36%	42%	32%

1

The final collateral will be a subset of the mortgage loans used to determine the information under the Collateral Description.

2

Subject to change.

3

A certain number of Mortgage Loans in Collateral Tracks 1, 2, 3, 4 and 5 may be currently sub-serviced by Countrywide Home Loans, Inc., on behalf of Goldman Sachs and were purchased pursuant to the Goldman Sachs residential mortgage conduit program.

The issuer has filed a registration statement (including prospectus) with the SEC for the offering to which this term sheet relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

This term sheet supplement is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this term sheet, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar term sheet relating to these securities.

This term sheet is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Bond Name

Product
Pool Amount	$240,557,699
Settle
GWAC:	6.613%
Net WAC	6.413%
WAM/WALA	0.308
WA LTV	72.93%
Max LTV (with MI) / Max LTV (no MI)	95%/NA
Average FICO	745
Minimum FICO	661
Average Loan Size	$615,353
%Single-family/PUD/DPUD/Condo etc. properties	95.89%
Purchase Loans	63.25%
% LTV > 80%	0.80%
% B & C Loans
% Manufactured Housing	0.00%
% Prepayment Penalty	3.05%
% Second Lien	0.00%
% Fixed Rate Mortgage	100.00%
% ARM	0.00%
% Neg Am	0.00%

Documentation
%Full	39.54%
%Alt	0.00%
%Limited/Reduced	0.00%
%Stated Doc	60.46%
%No Income / No Assets	0.00%

Top 5 State Concentration
CA	38.79%
FL	5.98%
MD	5.01%
NY	4.44%
NJ	4.43%

Master Servicer (Name / % Pool)	Wells Fargo/ 100%
Initial/Current Subordination (AAA)
Name Rating Agencies -- MDY/S&P/Fitch

Cash-Out Refi Loans
% of Pool	22.54%
WA FICO	727
Min FICO	661
WA LTV	69.07%
Max LTV	87.92%
IO Loans
% of Pool	34.73%
WA FICO	741
Min FICO	661
WA LTV	73.62%
Max LTV	95.00%
Stated (% of Total Pool)	63.32%
NINA (% of Total Pool)	0.00%
Investor Properties
% of Pool	0.00%
WA FICO	0
Min FICO	0
WA LTV	0.00%
Max LTV	0.00%
LTV 75.01% - 80%
% of Pool	0.80%
WA LTV	79.55%
WA FICO	745
Min FICO	661
FICO below 660
% of Pool	0.00%
WA FICO	0
WA LTV	0.00%
Max LTV	0.00%
Stated (% of Total Pool)	0.00%
NINA (% of Total Pool)	0.00%
FICO below 625
% of Pool	0.00%
WA FICO	0
WA LTV	0.00%
Max LTV	0.00%
Stated (% of Total Pool)	0.00%
NINA (% of Total Pool)	0.00%
>= $1MM:
% of Pool	7.47%
WA FICO	750
Min FICO	704
WA LTV	66.29%
Max LTV	80.00%
Stated (% of Total Pool)	14.29%
NINA (% of Total Pool)	0.00%
LTV > 80% and no MI
% of Pool	0.00%
WA FICO	0
Min FICO	0
WA LTV	0.00%
Max LTV	0.00%
Stated (% of Total Pool)	0.00%
NINA (% of Total Pool)	0.00%
Stated
% of Pool	60.46%
WA FICO	752
Min FICO	700
WA LTV	72.20%
Max LTV	80.00%
NINA
% of Pool	0.00%
WA FICO	0
Min FICO	0
WA LTV	0.00%
Max LTV	0.00%
California Loans
% of Pool	38.79%
WA FICO	747
Min FICO	661
WA LTV	70.47%
Max LTV	80.00%
% Investor Properties	0.00%
Stated (% of Total Pool)	67.13%
NINA (% of Total Pool)	0.00%

This presentation is based on information that is believed to be reliable and has been prepared for information purposes only. No representation is made that it is accurate or complete. This presentation is not an offer to sell, or a solicitation of an offer to buy, any security or instrument or to participate in any particular trading strategy.  Investors must rely upon their own examination of the terms of an investment and upon their own representatives and professional advisors, including legal counsel and accountants, as to the accounting, tax treatment, suitability for such investor, and the legal and other aspects of the investment described herein. Institutional Credit Partners LLC or its affiliates may have positions in, or may effect transactions in securities and instruments of, issuers mentioned herein and may also provide significant advice or investment services, including investment banking, to the issuers of such securities and instruments.

All information in this Term Sheet, whether regarding assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus.

July 3, 2006

Preliminary Structural and Collateral Term Sheet

GSR Mortgage Loan Trust 2006-7F

GS Mortgage Securities Corp., Depositor

Mortgage Pass-Through Certificates, Series 2006-7F

Features of the Transaction

•     The offering consists of senior certificates that will be rated AAA by 2 of 3 rating agencies: Moody’s, S&P and Fitch.

•     The overall expected amount of credit support for the senior certificates is 4.25% +/- 0.50% for the Mortgage Loans in the form of subordination with a shifting interest structure and a five-year prepayment lockout.

•     Collateral consists primarily of conventional fixed rate 30 year mortgage loans secured by first liens on one-to-four family residential properties.

Time Table

Expected Settlement:                                   July 28, 2006

Cut-off Date:                                                July 1, 2006

First Distribution Date:                              August 25, 2006

Distribution Date:                                       25th or NBD of each month

Key Terms

Issuer: GSR Mortgage Loan Trust 2006-7F

Underwriter: Goldman, Sachs & Co.

Master Servicer: Wells Fargo Bank, N.A.

Trustee: U.S. Bank National Association

Securities Administrator: Wells Fargo Bank, N.A.

Type of Issuance: Public

Servicer Advancing: Yes, subject to recoverability

Compensating Interest: Yes, to the extent of one half of the applicable servicing fee for such Distribution Date

Legal Investment: The senior certificates are SMMEA eligible at settlement

Interest Accrual: Prior calendar month for fixed rate bonds and 25th to 24th for floating rate bonds

Clean Up Call: 1% of the Cut-off Date principal balance of the Loans

ERISA Eligible: Underwriter’s exemption may apply to senior certificates.

However, prospective purchasers should consult their own counsel

Tax Treatment: REMIC; senior certificates are regular interests

Structure: Senior/Subordinate; shifting interest structure with a five-year prepayment lockout to junior certificates

Expected Subordination: 4.25% +/- 0.50%

Expected Rating Agencies: 2 of 3: Moody’s, S&P and Fitch

Minimum Denomination: Senior certificates - $25,000

Preliminary Collateral Information 1, 2, 3	Track 1 – 5.00%	Track 2 – 6.00%	Track 3 – 6.25%	Track 4 – 6.50%	Track 5 – 7.50%	Total
Average Current Principal Balance of the Mortgage Loans in 000’s (+/- $50k):	$657	$639	$615	$619	$613	$620
Weighted Average Annual Mortgage Interest Rate (+/- 10 bps):	5.89%	6.29%	6.61%	6.76%	6.93%	6.65%
Weighted Average Remaining Term To Maturity (Months) (+/- 4 months):	356	358	359	359	359	359
Weighted Average Seasoning (Months) (+/- 4 months):	3	1	1	1	1	1
Weighted Average Current Loan-To-Value Ratio (+/- 5%):	72%	72%	73%	74%	74%	73%
Owner Occupied (+/- 5%):	100%	96%	92%	92%	92%	93%
Single Family and PUD (+/- 5%):	96%	92%	96%	93%	94%	94%
FICO (+/- 10):	735	745	745	740	740	745
California Concentration (+/- 5%):	37%	36%	39%	40%	34%	38%
IO Loan Percentage (+/- 5%):	7%	13%	35%	36%	42%	32%

1

The final collateral will be a subset of the mortgage loans used to determine the information under the Collateral Description.

2

Subject to change.

3

A certain number of Mortgage Loans in Collateral Tracks 1, 2, 3, 4 and 5 may be currently sub-serviced by Countrywide Home Loans, Inc., on behalf of Goldman Sachs and were purchased pursuant to the Goldman Sachs residential mortgage conduit program.

The issuer has filed a registration statement (including prospectus) with the SEC for the offering to which this term sheet relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

This term sheet supplement is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this term sheet, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar term sheet relating to these securities.

This term sheet is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

All information in this Term Sheet, whether regarding assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus.

July 3, 2006

Preliminary Structural and Collateral Term Sheet

GSR Mortgage Loan Trust 2006-7F

GS Mortgage Securities Corp., Depositor

Mortgage Pass-Through Certificates, Series 2006-7F

Features of the Transaction

•     The offering consists of senior certificates that will be rated AAA by 2 of 3 rating agencies: Moody’s, S&P and Fitch.

•     The overall expected amount of credit support for the senior certificates is 4.25% +/- 0.50% for the Mortgage Loans in the form of subordination with a shifting interest structure and a five-year prepayment lockout.

•     Collateral consists primarily of conventional fixed rate 30 year mortgage loans secured by first liens on one-to-four family residential properties.

Time Table

Expected Settlement:                                   July 28, 2006

Cut-off Date:                                                July 1, 2006

First Distribution Date:                              August 25, 2006

Distribution Date:                                        25th or NBD of each month

Key Terms

Issuer: GSR Mortgage Loan Trust 2006-7F

Underwriter: Goldman, Sachs & Co.

Master Servicer: Wells Fargo Bank, N.A.

Trustee: U.S. Bank National Association

Securities Administrator: Wells Fargo Bank, N.A.

Type of Issuance: Public

Servicer Advancing: Yes, subject to recoverability

Compensating Interest: Yes, to the extent of one half of the applicable servicing fee for such Distribution Date

Legal Investment: The senior certificates are SMMEA eligible at settlement

Interest Accrual: Prior calendar month for fixed rate bonds and 25th to 24th for floating rate bonds

Clean Up Call: 1% of the Cut-off Date principal balance of the Loans

ERISA Eligible: Underwriter’s exemption may apply to senior certificates.

However, prospective purchasers should consult their own counsel

Tax Treatment: REMIC; senior certificates are regular interests

Structure: Senior/Subordinate; shifting interest structure with a five-year prepayment lockout to junior certificates

Expected Subordination: 4.25% +/- 0.50%

Expected Rating Agencies: 2 of 3: Moody’s, S&P and Fitch

Minimum Denomination: Senior certificates - $25,000

Preliminary Collateral Information 1, 2, 3	Track 1 – 5.00%	Track 2 – 6.00%	Track 3 – 6.25%	Track 4 – 6.50%	Track 5 – 7.50%	Total
Average Current Principal Balance of the Mortgage Loans in 000’s (+/- $50k):	$657	$639	$615	$619	$613	$620
Weighted Average Annual Mortgage Interest Rate (+/- 10 bps):	5.89%	6.29%	6.61%	6.76%	6.93%	6.65%
Weighted Average Remaining Term To Maturity (Months) (+/- 4 months):	356	358	359	359	359	359
Weighted Average Seasoning (Months) (+/- 4 months):	3	1	1	1	1	1
Weighted Average Current Loan-To-Value Ratio (+/- 5%):	72%	72%	73%	74%	74%	73%
Owner Occupied (+/- 5%):	100%	96%	92%	92%	92%	93%
Single Family and PUD (+/- 5%):	96%	92%	96%	93%	94%	94%
FICO (+/- 10):	735	745	745	740	740	745
California Concentration (+/- 5%):	37%	36%	39%	40%	34%	38%
IO Loan Percentage (+/- 5%):	7%	13%	35%	36%	42%	32%

1

The final collateral will be a subset of the mortgage loans used to determine the information under the Collateral Description.

2

Subject to change.

3

A certain number of Mortgage Loans in Collateral Tracks 1, 2, 3, 4 and 5 may be currently sub-serviced by Countrywide Home Loans, Inc., on behalf of Goldman Sachs and were purchased pursuant to the Goldman Sachs residential mortgage conduit program.

The issuer has filed a registration statement (including prospectus) with the SEC for the offering to which this term sheet relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

This term sheet supplement is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this term sheet, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar term sheet relating to these securities.

This term sheet is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSR 06-7F FLT

Price	100	5.92	5.921	5.921	5.921	Yield
Price	100	50	50	50	50	Disc Margin

	WAL	1.097	3.839	4.952	2.057
	Mod Durn	1.025	3.132	3.831	1.835
	Mod Convexity	0.019	0.189	0.292	0.061
	Principal Window	Aug06 -Oct08	Aug06 -Feb17	Aug06 -Aug19	~Aug06 -Jun13

	LIBOR_1MO	5.35	5.35	5.35	5.35
	Prepay	100 *8-24CPR	50 *8-24CPR	10 CPR	65 *8-24CPR

The depositor has filed a registration statement (including prospectus) with the SEC for the offering to which these materials relate. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526. These materials are not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in these materials, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar materials relating to these securities. These materials are not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

All information in this Term Sheet, whether regarding assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus.

July 3, 2006

Preliminary Structural and Collateral Term Sheet

GSR Mortgage Loan Trust 2006-7F

GS Mortgage Securities Corp., Depositor

Mortgage Pass-Through Certificates, Series 2006-7F

Features of the Transaction

•     The offering consists of senior certificates that will be rated AAA by 2 of 3 rating agencies: Moody’s, S&P and Fitch.

•     The overall expected amount of credit support for the senior certificates is 4.25% +/- 0.50% for the Mortgage Loans in the form of subordination with a shifting interest structure and a five-year prepayment lockout.

•     Collateral consists primarily of conventional fixed rate 30 year mortgage loans secured by first liens on one-to-four family residential properties.

Time Table

Expected Settlement:                                   July 28, 2006

Cut-off Date:                                                July 1, 2006

First Distribution Date:                              August 25, 2006

Distribution Date:                                       25th or NBD of each month

Key Terms

Issuer: GSR Mortgage Loan Trust 2006-7F

Underwriter: Goldman, Sachs & Co.

Master Servicer: Wells Fargo Bank, N.A.

Trustee: U.S. Bank National Association

Securities Administrator: Wells Fargo Bank, N.A.

Type of Issuance: Public

Servicer Advancing: Yes, subject to recoverability

Compensating Interest: Yes, to the extent of one half of the applicable servicing fee for such Distribution Date

Legal Investment: The senior certificates are SMMEA eligible at settlement

Interest Accrual: Prior calendar month for fixed rate bonds and 25th to 24th for floating rate bonds

Clean Up Call: 1% of the Cut-off Date principal balance of the Loans

ERISA Eligible: Underwriter’s exemption may apply to senior certificates.

However, prospective purchasers should consult their own counsel

Tax Treatment: REMIC; senior certificates are regular interests

Structure: Senior/Subordinate; shifting interest structure with a five-year prepayment lockout to junior certificates

Expected Subordination: 4.25% +/- 0.50%

Expected Rating Agencies: 2 of 3: Moody’s, S&P and Fitch

Minimum Denomination: Senior certificates - $25,000

Preliminary Collateral Information 1, 2, 3	Track 1 – 5.00%	Track 2 – 6.00%	Track 3 – 6.25%	Track 4 – 6.50%	Track 5 – 7.50%	Total
Average Current Principal Balance of the Mortgage Loans in 000’s (+/- $50k):	$657	$639	$615	$619	$613	$620
Weighted Average Annual Mortgage Interest Rate (+/- 10 bps):	5.89%	6.29%	6.61%	6.76%	6.93%	6.65%
Weighted Average Remaining Term To Maturity (Months) (+/- 4 months):	356	358	359	359	359	359
Weighted Average Seasoning (Months) (+/- 4 months):	3	1	1	1	1	1
Weighted Average Current Loan-To-Value Ratio (+/- 5%):	72%	72%	73%	74%	74%	73%
Owner Occupied (+/- 5%):	100%	96%	92%	92%	92%	93%
Single Family and PUD (+/- 5%):	96%	92%	96%	93%	94%	94%
FICO (+/- 10):	735	745	745	740	740	745
California Concentration (+/- 5%):	37%	36%	39%	40%	34%	38%
IO Loan Percentage (+/- 5%):	7%	13%	35%	36%	42%	32%

1

The final collateral will be a subset of the mortgage loans used to determine the information under the Collateral Description.

2

Subject to change.

3

A certain number of Mortgage Loans in Collateral Tracks 1, 2, 3, 4 and 5 may be currently sub-serviced by Countrywide Home Loans, Inc., on behalf of Goldman Sachs and were purchased pursuant to the Goldman Sachs residential mortgage conduit program.

The issuer has filed a registration statement (including prospectus) with the SEC for the offering to which this term sheet relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

This term sheet supplement is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this term sheet, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar term sheet relating to these securities.

This term sheet is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

All information in this Term Sheet, whether regarding assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus.

July 3, 2006

Preliminary Structural and Collateral Term Sheet

GSR Mortgage Loan Trust 2006-7F

GS Mortgage Securities Corp., Depositor

Mortgage Pass-Through Certificates, Series 2006-7F

Features of the Transaction

•     The offering consists of senior certificates that will be rated AAA by 2 of 3 rating agencies: Moody’s, S&P and Fitch.

•     The overall expected amount of credit support for the senior certificates is 4.25% +/- 0.50% for the Mortgage Loans in the form of subordination with a shifting interest structure and a five-year prepayment lockout.

•     Collateral consists primarily of conventional fixed rate 30 year mortgage loans secured by first liens on one-to-four family residential properties.

Time Table

Expected Settlement:                                   July 28, 2006

Cut-off Date:                                                July 1, 2006

First Distribution Date:                              August 25, 2006

Distribution Date:                                       25th or NBD of each month

Key Terms

Issuer: GSR Mortgage Loan Trust 2006-7F

Underwriter: Goldman, Sachs & Co.

Master Servicer: Wells Fargo Bank, N.A.

Trustee: U.S. Bank National Association

Securities Administrator: Wells Fargo Bank, N.A.

Type of Issuance: Public

Servicer Advancing: Yes, subject to recoverability

Compensating Interest: Yes, to the extent of one half of the applicable servicing fee for such Distribution Date

Legal Investment: The senior certificates are SMMEA eligible at settlement

Interest Accrual: Prior calendar month for fixed rate bonds and 25th to 24th for floating rate bonds

Clean Up Call: 1% of the Cut-off Date principal balance of the Loans

ERISA Eligible: Underwriter’s exemption may apply to senior certificates.

However, prospective purchasers should consult their own counsel

Tax Treatment: REMIC; senior certificates are regular interests

Structure: Senior/Subordinate; shifting interest structure with a five-year prepayment lockout to junior certificates

Expected Subordination: 4.25% +/- 0.50%

Expected Rating Agencies: 2 of 3: Moody’s, S&P and Fitch

Minimum Denomination: Senior certificates - $25,000

Preliminary Collateral Information 1, 2, 3	Track 1 – 5.00%	Track 2 – 6.00%	Track 3 – 6.25%	Track 4 – 6.50%	Track 5 – 7.50%	Total
Average Current Principal Balance of the Mortgage Loans in 000’s (+/- $50k):	$657	$639	$615	$619	$613	$620
Weighted Average Annual Mortgage Interest Rate (+/- 10 bps):	5.89%	6.29%	6.61%	6.76%	6.93%	6.65%
Weighted Average Remaining Term To Maturity (Months) (+/- 4 months):	356	358	359	359	359	359
Weighted Average Seasoning (Months) (+/- 4 months):	3	1	1	1	1	1
Weighted Average Current Loan-To-Value Ratio (+/- 5%):	72%	72%	73%	74%	74%	73%
Owner Occupied (+/- 5%):	100%	96%	92%	92%	92%	93%
Single Family and PUD (+/- 5%):	96%	92%	96%	93%	94%	94%
FICO (+/- 10):	735	745	745	740	740	745
California Concentration (+/- 5%):	37%	36%	39%	40%	34%	38%
IO Loan Percentage (+/- 5%):	7%	13%	35%	36%	42%	32%

1

The final collateral will be a subset of the mortgage loans used to determine the information under the Collateral Description.

2

Subject to change.

3

A certain number of Mortgage Loans in Collateral Tracks 1, 2, 3, 4 and 5 may be currently sub-serviced by Countrywide Home Loans, Inc., on behalf of Goldman Sachs and were purchased pursuant to the Goldman Sachs residential mortgage conduit program.

The issuer has filed a registration statement (including prospectus) with the SEC for the offering to which this term sheet relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

This term sheet supplement is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this term sheet, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar term sheet relating to these securities.

This term sheet is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

All information in this Term Sheet, whether regarding assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus.

July 14, 2006

Preliminary Structural and Collateral Term Sheet

GSR Mortgage Loan Trust 2006-7F

GS Mortgage Securities Corp., Depositor

Mortgage Pass-Through Certificates, Series 2006-7F

Features of the Transaction

•     The offering consists of senior certificates that will be rated AAA by 2 of 3 rating agencies: Moody’s, S&P and Fitch.

•     The overall expected amount of credit support for the senior certificates is 4.00% +/- 0.50% for the Mortgage Loans in the form of subordination with a shifting interest structure and a five-year prepayment lockout.

•     Collateral consists primarily of conventional fixed rate 30 year mortgage loans secured by first liens on one-to-four family residential properties.

Time Table

Expected Settlement:                                   July 28, 2006

Cut-off Date:                                                July 1, 2006

First Distribution Date:                              August 25, 2006

Distribution Date:                                        25th or NBD of each month

Key Terms

Issuer: GSR Mortgage Loan Trust 2006-7F

Underwriter: Goldman, Sachs & Co.

Master Servicer: Wells Fargo Bank, N.A.

Trustee: U.S. Bank National Association

Securities Administrator: Wells Fargo Bank, N.A.

Type of Issuance: Public

Servicer Advancing: Yes, subject to recoverability

Compensating Interest: Yes, to the extent of one half of the applicable servicing fee for such Distribution Date

Legal Investment: The senior certificates are SMMEA eligible at settlement

Interest Accrual: Prior calendar month for fixed rate bonds and 25th to 24th for floating rate bonds

Clean Up Call: 1% of the Cut-off Date principal balance of the Loans

ERISA Eligible: Underwriter’s exemption may apply to senior certificates.

However, prospective purchasers should consult their own counsel

Tax Treatment: REMIC; senior certificates are regular interests

Structure: Senior/Subordinate; shifting interest structure with a five-year prepayment lockout to junior certificates

Expected Subordination: 4.00% +/- 0.50%

Expected Rating Agencies: 2 of 3: Moody’s, S&P and Fitch

Minimum Denomination: Senior certificates - $25,000

Preliminary Collateral Information 1, 2,	Track 1 – 5.00%	Track 2 – 6.00%	Track 3 – 6.25%	Track 4 – 6.50%	Track 5 – 7.50%	Total
Average Current Principal Balance of the Mortgage Loans in 000’s (+/- $50k):	$657	$642	$614	$622	$614	$621
Weighted Average Annual Mortgage Interest Rate (+/- 10 bps):	5.89%	6.24%	6.62%	6.72%	6.89%	6.61%
Weighted Average Remaining Term To Maturity (Months) (+/- 4 months):	356	358	359	359	359	359
Weighted Average Seasoning (Months) (+/- 4 months):	3	1	1	1	1	1
Weighted Average Current Loan-To-Value Ratio (+/- 5%):	72%	71%	73%	74%	74%	73%
Owner Occupied (+/- 5%):	100%	96%	92%	92%	92%	93%
Single Family and PUD (+/- 5%):	96%	93%	96%	92%	94%	94%
FICO (+/- 10):	735	750	745	745	740	745
California Concentration (+/- 5%):	37%	33%	38%	40%	33%	38%
IO Loan Percentage (+/- 5%):	7%	12%	35%	33%	39%	30%

1

The final collateral will be a subset of the mortgage loans used to determine the information under the Collateral Description.

2

Subject to change.

The issuer has filed a registration statement (including prospectus) with the SEC for the offering to which this term sheet relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

This term sheet supplement is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this term sheet, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar term sheet relating to these securities.

This term sheet is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.